Exhibit 99.1

LETTER ATTACHMENT TO EMAIL TO SRA CUSTOMERS - CONTRACTS

Dear SRA Customer:

Because you are a valued customer of System Research and Applications Corporation (SRA), we wanted to let you know that our parent, SRA International, Inc., has entered into a definitive merger agreement under which SRA will be acquired by an affiliate of Providence Equity Partners.

As part of this transaction, SRA Founder & Chairman Dr. Ernst Volgenau will roll over a substantial portion of his existing SRA equity interests and remain a major stakeholder. Systems Research and Applications Corporation will remain unchanged as a subsidiary to our parent company.

Providence Equity Partners, a highly regarded and well-known private equity firm, was founded in 1989 and has more than $23 billion in capital under management. They are experienced in the government contracting industry with companies such as Altegrity in their investment portfolio.

Providence expressed interest in SRA because we have a strong culture grounded in an ethic of honesty and service. These values remain the foundation of our company and, joined with Providence’s substantial financial interests and focus on building long-term customer relationships, there will be no change to the successful execution of our contracts.

As we continue to move forward in this next chapter of our company’s history, we will keep you informed. Most importantly, we want to assure you that SRA will remain the same great company you’ve been working with since the beginning of our contract. In the meantime, if you have any immediate needs or concerns, please reach out to your SRA contract administrator listed on the email transmitting this letter.

Sincerely,

Mark D. Connel
Vice President
Contracts, Procurement & Subcontracts

Important Additional Information

SRA will be filing a proxy statement and other relevant documents concerning the acquisition with the SEC. This press release does not constitute a solicitation of any vote or approval. We urge investors to read the proxy statement and any other documents to be filed with the SEC in connection with the acquisition or incorporated by reference in the proxy statement because they will contain important information.

Investors will be able to obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by SRA will be available free of charge from SRA International, Inc., c/o Investor Relations, 4350 Fair Lakes Court, Fairfax, VA 22033, or by telephone at 703.502.7731 or by email to Investor@sra.com.

The directors, executive officers and certain other members of management and employees of SRA may be deemed “participants” in the solicitation of proxies from stockholders of SRA in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of SRA in connection with the proposed acquisition will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the SRA’s executive officers and directors in its Annual Report on Form 10-K for the year ended June 30, 2010 and in its definitive proxy statement filed with the SEC on September 17, 2010.

Forward-Looking Statements

Any statements in this press release about prospective performance and plans for SRA, the expected timing of the completion of the merger and the ability to complete the merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (iii) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, (iv) risks related to disruption of management’s attention from SRA’s ongoing business operations due to the transaction; (v) the effect of the announcement of the acquisition on SRA’s relationships with its customers, operating results and business generally; and (vi) the requirement of approval of the acquisition by a majority of the outstanding shares of SRA Class A Common Stock (excluding shares beneficially owned by Dr. Volgenau).

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent our views as of

March 31, 2011. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 31, 2011. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of SRA for the fiscal year ended June 30, 2010, which was filed with the SEC on August 12, 2010, under the heading “Item 1A-Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K filed with the SEC by SRA.

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